Exhibit 99.1
Contact:
Albert Fleury
Investor Relations
Digene Corporation
(301) 944-7000
http://www.digene.com/
Media:
Pam Rasmussen, Digene
(301) 944-7196
DIGENE ANNOUNCES RECORD THIRD QUARTER FISCAL 2007 RESULTS,
RAISES FULL-YEAR GUIDANCE
- Total Revenues up 34% to $52.5 million -
- U.S. HPV Revenues Increase 43% to $40.9 million -
- Net Income of $5.3 million, or $0.21 per share –
- Excluding special items, Net Income of $6.2 million, or $0.25 per share* –
GAITHERSBURG, MARYLAND, May 8, 2007 — Digene Corporation (NASDAQ: DIGE) today reported record financial results for the fiscal 2007 third quarter and nine months ended March 31, 2007.
Comparison of Selected Financial Results (millions, except per share data)

	Three months ended		Nine months ended
	March 31,		March 31,
	2007	2006	2007	2006
As reported:
Total revenue	$52.5	$39.1	$147.8	$109.6
Net income	5.3	1.1	16.6	5.4
Net income per diluted share	0.21	0.05	0.68	0.25
Excluding special items*:
Net income	6.2	3.1	19.3	10.5
Net income per diluted share	0.25	0.13	0.80	0.48

*	See “Reconciliation of GAAP Financial Information to Non-GAAP Financial Information” below
Total revenues for the third quarter of fiscal 2007 increased 34% to $52.5 million from $39.1 million in the third quarter of fiscal 2006. Worldwide human papillomavirus (HPV) test revenues grew 41% to $48.3 million from $34.2 million in the third quarter of fiscal 2006. U.S. HPV test revenues increased 43% to $40.9 million from $28.6 million in last year’s comparable quarter. Gross margin on product sales was 86.2% in the fiscal 2007 third quarter, compared to 85.5% in the fiscal 2006 third quarter. Net income increased to $5.3 million, or $0.21 per diluted share, in the fiscal 2007 third quarter, compared to $1.1 million, or $0.05 per diluted share, in the fiscal 2006 third quarter.
Excluding special items, net income in the third quarter of fiscal 2007 was $6.2 million, or $0.25 per diluted share, compared to net income excluding special items of $3.1 million or $0.13 per diluted share, in the third quarter of fiscal 2006. Special items in the fiscal 2007 third quarter consisted of approximately $1.2 million of employee and director equity-based compensation expense and an adjustment to reflect a 38% effective tax rate. Special items in the fiscal 2006 third quarter consisted of approximately $1.4 million of employee and director equity-based compensation expense and an adjustment to reflect a 38% effective tax rate.
For the nine months ended March 31, 2007, total revenues increased 35% to $147.8 million from $109.6 million in the comparable period last year. Worldwide HPV test revenues grew 42% to $135.2 million from $94.9 million in last year’s comparable period. U.S. HPV test revenues increased 45% to $114.5 million from $79 million in last year’s comparable period. Gross margin on product sales was 86.5% for the nine months ended March 31, 2007, compared to 85.6% in the fiscal 2006 period. Net income was $16.6 million, or $0.68 per diluted share, in the fiscal 2007 period, compared to a net income of $5.4 million, or $0.25 per diluted share, in the fiscal 2006 period.
Excluding special items, net income for the nine months ended March 31, 2007 was $19.3 million, or $0.80 per diluted share, compared to net income excluding special items of $10.5 million or $0.48 per diluted share, in the comparable period last year. Special items for the nine months ended March 31, 2007 consisted of approximately $4.9 million of employee and director equity-based compensation expense and an adjustment to reflect a 38% effective tax rate. Special items in the fiscal 2006 comparable period consisted of approximately $4.2 million of employee and director equity-based compensation expense and an adjustment to reflect a 38% effective tax rate.
Daryl Faulkner, President and Chief Executive Officer of Digene Corporation, commented, “Digene reported record financial results for the third quarter and nine months of fiscal 2007, with revenues increasing 34% to $52.5 million. Through the consistent execution of our proven sales and marketing model in the U.S., we increased U.S. HPV revenues by 43% to over $40 million. In addition, we have sharpened our focus on capitalizing on the large international opportunity for HPV testing.”
Mr. Faulkner concluded, “With strong revenue growth, significant profitability, and $193 million in cash and equivalents, Digene is well positioned for long-term success. We have an excellent, experienced leadership team coming together to leverage our strength in women’s health, expertise in developing clinically superior molecular diagnostics and a framework for building global markets to become a broad-based supplier of high value medical diagnostics.”
Digene Outlook
The following forward-looking information is being provided as a convenience to investors. The projections are based upon numerous assumptions, which Digene believes to be reasonable but many of which Digene cannot control. Consequently, actual results may differ materially from the guidance and objectives described below. Further, the guidance and objectives provided below assume the continued growth and success of Digene’s existing business, including sales of its HPV test products. Please refer to the disclosure notice below. (See “Reconciliation of GAAP Financial Information to Non-GAAP Financial Information” below.)
For the fiscal year ending June 30, 2007, Digene expects:
▪	Total revenues of approximately $202 million.

▪	Gross margin of approximately 86%.

▪	Expenses
–	Research and Development expenses of approximately 12% to 13% of total revenues.

–	General and Administrative expenses of approximately 18% to 19% of total revenues.

–	Sales and Marketing expenses of approximately 35% to 36% of total revenues.

–	Total royalty and technology fees of approximately 5% to 6% of product sales.
▪	Net income, as adjusted, to exclude special items of approximately $1.11 per diluted share, based on an estimated 24.3 million diluted weighted average shares outstanding. Special items in fiscal year 2007 are expected to consist of the exclusion of approximately $6.5 million in equity-based employee and director compensation expense and an adjustment to reflect a 38% effective tax rate.
For the fiscal 2007 fourth quarter ending June 30, 2007, Digene expects:
▪	Total revenues of approximately $54.5 million.

▪	Net income, as adjusted, to exclude special items of approximately $0.30 per diluted share, based on an estimated 24.9 million diluted weighted average shares outstanding. Special items in the third quarter 2007 are expected to consist of the exclusion of approximately $1.6 million in equity-based employee and director compensation expense and an adjustment to reflect a 38% effective tax rate.

Conference Call
Digene management will host a conference call to discuss results for the fiscal 2007 third quarter on Tuesday, May 8, 2007, at 4:30 pm (Eastern). The call will be broadcast live over the Internet and can be accessed at Digene’s website, www.digene.com. In addition, a telephonic replay of the call will be available through August 8, 2007, and may be accessed by dialing (800) 642-1687 or (706) 645-9291.
Reconciliation of GAAP Financial Information to Non-GAAP Financial Information
To supplement the Company’s consolidated financial statements presented in accordance with GAAP, Digene uses non-GAAP measures of certain components of financial performance, including income before income taxes, net income and earnings per share, which are adjusted from results based on GAAP. Although “as adjusted” financial measures are non-GAAP financial measures, the Company believes that the presentation of “as adjusted” financial measures calculated to exclude “special items” are useful adjuncts to the GAAP “as reported” financial measures. “Special items” consist of:
▪	an adjustment to reflect a 38% effective tax rate for each completed period and the guidance regarding the fiscal 2007 fourth quarter ending June 30, 2007 and the full fiscal year ending June 30, 2007, and

▪	an adjustment for equity-based employee and director compensation expense for each completed period and the guidance regarding the fiscal 2007 fourth quarter ending June 30, 2007, and full fiscal year ending June 30, 2007.
The extent and timing of each of our international subsidiaries’ ability to become profitable will have a material impact on our income tax expense. These events are difficult to accurately predict and, as a result, we are not providing guidance on “net income” prepared in accordance with GAAP for forthcoming periods because we cannot reasonably estimate our future period-to-period GAAP-based income tax expense, virtually all of which is a non-cash expense. The presentation of “net income, as adjusted” and “net income per diluted share, as adjusted” in each reported and future period reflects adjustments for the “special items” detailed above.
These non-GAAP measures are provided to enhance investors’ overall understanding of the Company’s current financial performance and the Company’s prospects for the future. Because the extent of each of our international subsidiaries’ profitability has a material impact on our income tax expense, our tax rate can fluctuate significantly from period to period. Therefore, we believe providing a non-GAAP measure that adjusts for an effective tax rate is useful to investors because it allows comparison of our core operations from period to period. Our non-GAAP measures also exclude equity-based employee and director compensation expense. On July 1, 2005, we adopted Statement of Financial Accounting Standards No. 123 (revised 2004), “Share-Based Payment” (“SFAS

123(R)”), which requires us to expense the cost of employee services received in exchange for an award of equity instruments based on the grant-date fair value of the award. However, many of our competitors did not adopt SFAS 123(R) until January 1, 2006 and, as a result, their quarterly financial results from calendar 2005 do not include the equity-based employee and director compensation expense required by SFAS 123(R). Therefore, we believe providing a measure that excludes equity-based employee and director compensation is useful to investors for comparison of our results with the results of our competitors that do not include such expense.
These non-GAAP measures should be considered in addition to results prepared in accordance with generally accepted accounting principles, but should not be considered a substitute for, or superior to, GAAP results. The non-GAAP measures included in this press release have been reconciled to the most directly comparable GAAP measure, where available.
About Digene
A leader in molecular diagnostics, Digene develops, manufactures and markets proprietary DNA and RNA tests, with a focus on women’s health. The company’s flagship product, the Digene® HPV Test, is the only FDA-approved and CE-marked test for the detection of human papillomavirus, the cause of essentially all cervical cancers. Digene’s product portfolio also includes tests for the detection of other sexually transmitted infections, including chlamydia and gonorrhea. Digene tests are marketed in more than 40 countries worldwide. Headquartered in Gaithersburg, MD, Digene is traded on NASDAQ under the symbol DIGE. For more information, visit www.digene.com and www.theHPVtest.com.
Digene®, Hybrid Capture®, hc2 High-Risk HPV DNA Test® and DNAwithPap® are registered trademarks of Digene Corporation.
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are not guarantees of the future as there are a number of meaningful factors that could cause the Company’s actual results to vary materially from those indicated by such forward-looking statements. Meaningful factors, which could cause actual results to differ from expectations include, but are not limited to, risk that other companies may develop and market HPV tests competitive with our own; our ability to scale up our manufacturing to the extent demand for our products increases; ability to develop new products; ability to execute and integrate strategic transactions; uncertainty related to changes in our senior management; and uncertainty of market acceptance of our products by the worldwide medical community, as well as other factors discussed in the Company’s Securities and Exchange Commission filings. For other factors, reference is made to the Company’s annual and quarterly reports filed with the Securities and Exchange Commission.

DIGENE CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except net income per share and shares)

	Three Months Ended			Three Months Ended
	March 31, 2007			March 31, 2006
	As		As	As		As
	Reported	Adjustment(1)	Adjusted	Reported	Adjustment(1)	Adjusted
Revenues:
Product sales	$52,068	$—	$52,068	$38,533	$—	$38,533
Other	455	—	455	597	—	597

Total revenues	52,523	—	52,523	39,130	—	39,130

Costs and expenses:
Cost of product sales	7,169	(115)	7,054	5,585	(123)	5,462
Royalty and technology	2,738	—	2,738	1,562	—	1,562
Research and development	7,238	(178)	7,060	5,641	(185)	5,456
Selling and marketing	18,507	(529)	17,978	16,343	(335)	16,008
General and administrative	9,922	(361)	9,561	7,472	(768)	6,704

Income from operations	6,949	1,183	8,132	2,527	1,411	3,938

Other income (expense):
Interest income	2,298	—	2,298	1,277	—	1,277
Interest expense	(349)	—	(349)	(318)	—	(318)
Other income	95	—	95	35	—	35

Income before minority interest and income taxes	8,993	1,183	10,176	3,521	1,411	4,932

Minority interest	(131)	—	(131)	5	—	5

Income before income taxes	8,862	1,183	10,045	3,526	1,411	4,937

Provision for (benefit from) income taxes	3,529	288	3,817	2,421	(545)	1,876

Net income	$5,333	$895	$6,228	$1,105	$1,956	$3,061

Basic net income per share	$0.22	$0.04	$0.26	$0.05	$0.08	$0.13

Diluted net income per share	$0.21	$0.04	$0.25	$0.05	$0.08	$0.13

Weighted average shares outstanding
Basic	24,156,989	—	24,156,989	22,737,199	—	22,737,199

Diluted	24,835,893	—	24,835,893	23,379,712	—	23,379,712

(1)	See “Reconciliation of GAAP Financial Information to Non-GAAP Financial Information — Three Months Ended March 31, 2007 and March 31, 2006.”

Reconciliation of GAAP Financial Information to Non-GAAP Financial Information
Three Months Ended March 31, 2007 and March 31, 2006
($ in thousands, except net income per share and shares)

	Three Months Ended	Three Months Ended
	March 31, 2007	March 31, 2006
Income before income tax

Income before income tax — as reported	$8,862	$3,526

Special item(s):
-Exclude equity-based employee and director compensation expense	1,183	1,411

Income before income tax- as adjusted	$10,045	$4,937

Net income

Net income — as reported	$5,333	$1,105

Special item(s):
-Adjustment to reflect 38% tax rate	(288)	545
-Exclude equity-based employee and director compensation expense	1,183	1,411

Net income — as adjusted	$6,228	$3,061

Diluted net income per share

Diluted net income per share — as Reported	$0.21	$0.05

Special item(s):
-Adjustment to reflect 38% tax rate	(0.01)	0.02
-Exclude equity-based employee and director compensation expense	0.05	0.06

Diluted net income per share — as adjusted	$0.25	$0.13

Diluted weighted average shares outstanding	24,835,893	23,379,712

DIGENE CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except net income per share and shares)

	Nine Months Ended			Nine Months Ended
	March 31, 2007			March 31, 2006
	As		As	As		As
	Reported	Adjustment(1)	Adjusted	Reported	Adjustment(1)	Adjusted
Revenues:
Product sales	$146,196	$—	$146,196	$107,915	$—	$107,915
Other	1,619	—	1,619	1,661	—	1,661

Total revenues	147,815	—	147,815	109,576	—	109,576

Costs and expenses:
Cost of product sales	19,756	(348)	19,408	15,569	(356)	15,213
Royalty and technology	7,555	—	7,555	5,515	—	5,515
Research and development	18,113	(473)	17,640	13,258	(309)	12,949
Selling and marketing	52,718	(1,480)	51,238	44,770	(1,105)	43,665
General and administrative	28,281	(2,575)	25,706	19,335	(2,423)	16,912

Income from operations	21,392	4,876	26,268	11,129	4,193	15,322

Other income (expense):
Interest income	6,109	—	6,109	2,248	—	2,248
Interest expense	(1,231)	—	(1,231)	(482)	—	(482)
Other income (expense)	136	—	136	(10)	—	(10)

Income before minority interest and income taxes	26,406	4,876	31,282	12,885	4,193	17,078

Minority interest	(126)	—	(126)	(111)	—	(111)

Income before income taxes	26,280	4,876	31,156	12,774	4,193	16,967

Provision for (benefit from) income taxes	9,717	2,122	11,839	7,345	(897)	6,448

Net income	$16,563	$2,754	$19,317	$5,429	$5,090	$10,519

Basic net income per share	$0.70	$0.11	$0.81	$0.25	$0.24	$0.49

Diluted net income per share	$0.68	$0.12	$0.80	$0.25	$0.23	$0.48

Weighted average shares outstanding
Basic	23,796,579	—	23,796,579	21,296,624	—	21,296,624

Diluted	24,296,155	—	24,296,155	21,741,564	—	21,741,564

(1)	See “Reconciliation of GAAP Financial Information to Non-GAAP Financial Information — Nine Months Ended March 31, 2007 and March 31, 2006.”

Reconciliation of GAAP Financial Information to Non-GAAP Financial Information
Nine Months Ended March 31, 2007 and March 31, 2006
($ in thousands, except net income per share and shares)

	Nine Months Ended	Nine Months Ended
	March 31, 2007	March 31, 2006
Income before income tax

Income (loss) before income tax — as reported	$26,280	$12,774

Special item(s):
-Exclude equity-based employee and director compensation expense	4,876	4,193

Income before income tax- as adjusted	$31,156	$16,967

Net income

Net income — as reported	$16,563	$5,429

Special item(s):
-Adjustment to reflect 38% tax rate	(2,122)	897
-Exclude equity-based employee and director compensation expense	4,876	4,193

Net income — as adjusted	$19,317	$10,519

Diluted net income per share

Diluted net income per share — as Reported	$0.68	$0.25

Special item(s):
-Adjustment to reflect 38% tax rate	(0.08)	0.04
-Exclude equity-based employee and director compensation expense	0.20	0.19

Diluted net income per share — as adjusted	$0.80	$0.48

Diluted weighted average shares outstanding	24,296,155	21,741,564

DIGENE CORPORATION
SELECTED CONSOLIDATED BALANCE SHEET DATA
(in thousands)

	March 31,	June 30,
	2007	2006

ASSETS

Current assets:
Cash, cash equivalents and short term investments	$192,764	$139,257

Total current assets	238,029	181,222

Total assets	298,992	231,886

LIABILITIES AND STOCKHOLDERS’ EQUITY

Total current liabilities	$38,192	$34,381

Long-term liabilities	23,612	20,459

Total stockholders’ equity	237,188	177,046

Total liabilities and stockholders’ equity	$298,992	$231,886
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